Page 15 of 16 Pages

                                    EXHIBIT I

                        [Alfa Telecom Limited Letterhead]

                                  July 10, 2001



Global TeleSystems Europe Holdings B.V.
Avioport
Evert van de Beekstraat 314
1118 CX Schiphol Airport
Netherlands
Facsimile No.: +44(0) 20 7655 5437
Attn:  General Counsel

        Re:     Purchaser Designation and Stock Exercise Notice

Ladies and Gentlemen:

          Reference is made to that certain Stock Option Agreement, dated as of May 11, 2001 (the "Option Agreement"), by and between Alfa Telecom Limited ("Alfa") and Global TeleSystems Europe Holding B.V. Unless otherwise indicated herein, capitalized terms used in this letter have the meanings ascribed thereto in the Option Agreement.

          In accordance with Sections 3(c) and 7(j) of the Option Agreement, please be advised that (i) Alfa designates Golden Telecom, Inc. ("GTI") as the purchaser of 2,000,000 (two million) of the Option Shares and (ii) the closing of the purchase of the 2,000,000 (two million) Option Shares by GTI will take place on July 24, 2001 at 10:00 a.m., local time, at the New York offices of Chadbourne & Parke LLP, located at 30 Rockefeller Plaza, New York, NY 10022.


                                        Very truly yours,

                                        ALFA TELECOM LIMITED



                                        By: /s/ Pavel Nazarian
                                            -----------------------------------
                                            Name:    Pavel Nazarian
                                            Title:   Director

cc:   Global TeleSystems, Inc.
      151 Shaftesbury Avenue
      London WC2H 8AL
      United Kingdom
      Facsimile No.:  +44(0) 20 7655 5437
      Attention:  General Counsel

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                                                             Page 16 of 16 Pages

      Shearman & Sterling
      9 Appold Street
      London EC2A 2AP
      United Kingdom
      Facsimile No.: +44(0) 20 7655 5500
      Attention:  Alberto Luzarraga